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SUB-ITEM 77M:  Mergers

Pursuant to the Securities Act of 1933, as amended, and the General Rules and Regulations thereunder, a Registration
Statement on Form N-14, SEC File No. 333-111063, was filed on
January 13, 2004. This filing relates to an Agreement and Plan of Reorganization whereby BBH International Equity Fund
(Surviving Fund), a portfolio of BBH Fund, Inc., acquired all of the assets of BBH Pacific Basin Equity Fund and BBH European
Equity Fund (Acquired Funds), both portfolios of BBH Fund, Inc., in exchange for shares of the Surviving Fund. Shares of the Surviving Fund were distributed on a pro rata basis to the shareholders of the Acquired Fund in complete liquidation and termination of the Acquired Funds. As a result, effective
February 13, 2004, each shareholder of the Acquired Funds became the owner of Surviving Fund shares having a total net asset value equal to the total net asset value of his or her holdings in the Acquired Funds.

The Agreement and Plan of Reorganization providing for the transfer of the assets of the Acquired Fund to the Surviving Fund was approved by the Board of Directors at their Special Meeting held on December 10, 2003 and was also approved by Acquired Fund shareholders at a Special Meeting held on February 6, 2004.

The Agreement and Plan of Reorganization for this merger is hereby incorporated by reference from the definitive
Prospectus/Proxy Statement filed with the SEC on January 13,
2004. File No. 333-111063.




SUB-ITEM 77Q1(i):  Exhibits


                         BBH FUND, INC.
                     ARTICLES SUPPLEMENTARY
     BBH Fund, Inc., a Maryland corporation (which is hereinafter
called   the  "Corporation"),  hereby  certifies  to  the   State
Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors (i) has duly designated and classified twenty-five million (25,000,000) shares of the authorized but unclassified shares of the Corporation's capital stock into a new class of shares of the BBH Broad Market
Fixed Income Fund series of the Corporation's capital stock, with such shares being designated and classified as the "Class I
Shares" class of the BBH Broad Market Fixed Income Fund series, and (ii) has duly designated and classified the existing twenty-five million (25,000,000) shares of the issued and unissued authorized shares of BBH Broad Market Fixed Income Fund series of the Corporation's capital stock as a separate class of BBH Broad
Market Fixed Income Fund series, such class being designated as the "Class N Shares" class of BBH Broad Market Fixed Income Fund series.
     SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors (i) has duly designated and classified twenty-five million (25,000,000) shares of the authorized but unclassified shares of the Corporation's capital stock into a new class of shares of the BBH High Yield
Fixed Income Fund series of the Corporation's capital stock, with such shares being designated and classified as the "Class I
Shares" class of the BBH High Yield Fixed Income Fund series, and
(ii) has duly designated and classified the existing twenty-five million (25,000,000) shares of the issued and unissued authorized shares of the BBH High Yield Fixed Income Fund series of the Corporation's capital stock as a separate class of the BBH High
Yield Fixed Income Fund series, such class being designated as the "Class N Shares" class of the BBH High Yield Fixed Income
Fund series.
     THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly designated and classified twenty-five million (25,000,000) shares of the authorized but unclassified shares of the Corporation's capital stock into a new class of shares of the BBH Inflation-
Indexed Securities Fund series of the Corporation's capital stock, with such shares being designated and classified as the "Class A Shares" class of the BBH Inflation-Indexed Securities
Fund series.
     FOURTH:  Immediately prior to the filing of these Articles
Supplementary, the Corporation had the authority to issue two billion five hundred million (2,500,000,000) shares of capital stock, $0.001 par value per share, twenty-five million
(25,000,000) shares of authorized capital stock being designated to each of the following nine series: the BBH Broad Market Fixed
Income Fund series, the BBH High Yield Fixed Income Fund series, the BBH U.S. Equity Fund series, the BBH Emerging Markets Fund series, the BBH Mid-Cap Fund series, the BBH Opportunities Fund series, the BBH Small Company Fund series, the BBH European
Equity Fund series and the BBH Pacific Basin Equity Fund series, fifty million (50,000,000) shares of authorized capital stock being designated to each of the following three series: the BBH
Inflation-Indexed Securities Fund series, the BBH Tax-Efficient
Equity Fund series and the BBH International Equity Fund series, and two billion one hundred twenty five million (2,125,000,000) shares of authorized capital stock not designated or classified.
Of the fifty million (50,000,000) shares designated to each of the BBH Inflation-Indexed Securities Fund series, the BBH Tax-
Efficient Equity Fund series and the BBH International Equity
Fund series, twenty-five million (25,000,000) of such shares have been designated as the "Class N Shares" class of each such series and twenty-five million (25,000,000) of such shares have been designated as the "Class I Shares" class of each such series.
The aggregate par value of all such shares is $2,500,000.

     Immediately after the filing of these Articles
Supplementary, the Corporation will have the authority to issue two billion five hundred million (2,500,000,000) shares of capital stock, $0.001 par value per share, twenty-five million
(25,000,000) shares of authorized capital stock being designated to each of the following seven series: the BBH U.S. Equity Fund series, the BBH Emerging Markets Fund series, the BBH Mid-Cap
Fund series, the BBH Opportunities Fund series, the BBH Small
Company Fund series, the BBH European Equity Fund series and the
BBH Pacific Basin Equity Fund series, fifty million (50,000,000) shares of authorized capital stock being designated to each of the following four series: the BBH Broad Market Fixed Income Fund series, the BBH High Yield Fixed Income Fund series, the BBH Tax-
Efficient Equity Fund series and the BBH International Equity
Fund series, seventy-five million (75,000,000) shares of authorized capital stock being designated to the BBH Inflation-
Indexed Securities Fund series, and two billion fifty million
(2,050,000,000) shares of authorized capital stock not designated or classified. Of the fifty million (50,000,000) shares designated to each of the BBH Broad Market Fixed Income Fund series, the BBH High Yield Fixed Income Fund series, the BBH Tax-
Efficient Equity Fund series and the BBH International Equity
Fund series, twenty-five million (25,000,000) of such shares shall be designated as the "Class N Shares" class of each such series and twenty-five million (25,000,000) of such shares shall be designated as the "Class I Shares" class of each such series.
Of the seventy-five million (75,000,000) shares designated to the BBH Inflation-Indexed Securities Fund series, twenty-five million
(25,000,000) of such shares shall be designated as the "Class A
Shares" class of such series, twenty-five million (25,000,000) of such shares shall be designated as the "Class N Shares" class of such series, and twenty-five million (25,000,000) of such shares shall be designated as the "Class I Shares" class of such series.
The aggregate par value of all such shares is $2,500,000.

     FIFTH:  A description of the "Class I Shares" class of the
BBH Broad Market Fixed Income Fund series and the BBH High Yield
Fixed Income Fund series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of
redemption of, such shares, as set by the Board of Directors of the Corporation, is as follows:
     (a)  Except as provided in the Charter of the Corporation
and except as described in (b) below, the "Class I Shares" class of each of the BBH Broad Market Fixed Income Fund series and the
BBH High Yield Fixed Income Fund series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as, as applicable, the "Class N Shares" class of each of the BBH
Broad Market Fixed Income Fund series and the BBH High Yield
Fixed Income Fund series.
     (b)  The "Class I Shares" class of each of the BBH Broad
Market Fixed Income Fund series and the BBH High Yield Fixed
Income Fund series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan, administrative expenses under an administrative, or service agreement, plan or other arrangement, and other administrative, recordkeeping, redemption, service or other fees, however
designated), and to such account size requirements, which may be different from the sales loads, charges, expenses, fees or
account size requirements of, as applicable, the "Class N Shares"
class of each of the BBH Broad Market Fixed Income Fund series and the BBH High Yield Fixed Income Fund series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other
applicable law.
     SIXTH:  A description of the "Class A Shares" class of the
BBH Inflation-Indexed Securities Fund series, including the
preferences, conversion or other rights, voting powers,
restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the
Board of Directors of the Corporation, is as follows:
     (a)  Except as provided in the Charter of the Corporation
and except as described in (b) below, the "Class A Shares" class of the BBH Inflation-Indexed Securities Fund series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions,
limitations as to dividends, qualifications and terms and
conditions of redemption as the "Class N Shares" class and the
"Class I Shares" class of the BBH Inflation-Indexed Securities
Fund series.
     (b)  The "Class A Shares" class of the BBH Inflation-Indexed
Securities Fund series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees
(including, without limitation, distribution expenses under a
Rule 12b-1 plan, administrative expenses under an administrative, or service agreement, plan or other arrangement, and other
administrative, recordkeeping, redemption, service or other fees, however designated), and to such account size requirements, which may be different from the sales loads, charges, expenses, fees or account size requirements of the "Class N Shares" class and/or the "Class I Shares" class of the BBH Inflation-Indexed
Securities Fund series, all as the Board of Directors may from time to time establish in accordance with the Investment Company
Act of 1940, as amended, and other applicable law.
     SEVENTH:  Except as otherwise provided by the express
provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the
Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation's capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.
     EIGHTH:  The Board of Directors of the Corporation, at a
meeting duly called and held, duly authorized and adopted
resolutions designating and classifying the capital stock of the
Corporation as set forth in these Articles Supplementary.
     IN WITNESS WHEREOF, BBH Fund, Inc. has caused these Articles
Supplementary to be signed and acknowledged in its name and on its behalf by its President and attested to by its Assistant
Secretary on this 6th day of August, 2002; and its President acknowledges that these Articles Supplementary are the act of BBH
Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.
ATTEST:                       BBH FUND, INC.
/s/ Nancy D. Osborn           /s/ Timothy J. Connelly
Nancy D. Osborn, Assistant Secretary                   Timothy J.
Connelly, President




SUB-ITEM 77Q1(ii):  Exhibits



                       ADVISORY AGREEMENT
                         BBH FUND, INC.
                            BBH TRUST
                   BBH MONEY MARKET PORTFOLIO
                      AMENDED AND RESTATED
                  INVESTMENT ADVISORY AGREEMENT
     AGREEMENT, is amended and restated this January 12, 2004, severally and not jointly, among BBH FUND, INC., a Maryland corporation , BBH TRUST, a Massachusetts business trust, and BBH
Money Market Portfolio, a New York trust (each and "Investment
Company"), on behalf of those funds listed on Exhibit A hereto
(the "Funds") each a series of the Investment Company, and BROWN
BROTHERS HARRIMAN & CO., a New York limited partnership (the
"Adviser"). This Agreement was initially effective with respect to each Fund on the date set forth on Exhibit A.

      WHEREAS, the Investment Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the " 1940 Act"); and
     WHEREAS, the Investment Company wishes to retain the Adviser to render investment advisory services to the Funds, and the Adviser is willing to render such services;
      NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:
     1. The Investment Company hereby appoints the Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. Subject to the general supervision of the Trustees/Directors of the Investment Company (the "Board"), the
Adviser shall manage the investment operations of the Funds and the composition of the Funds' portfolios of securities and investments, including cash, the purchase, retention and disposition thereof and agreements relating thereto, in accordance with the Funds' investment objective and policies as stated in the Prospectuses (as defined in paragraph 3 of this Agreement) and subject to the following understandings:
           (a) the Adviser shall furnish a continuous investment program for each Fund's portfolio and determine from time to time what investments or securities will be purchased, retained, sold or lent by the Funds, and what portion of the assets will be invested or held uninvested as cash; provided however, the Adviser may employ or contract with such person, persons, corporation or corporations at its own cost and expense and subject to its supervision and oversight as it shall determine in order to assist it in carrying on this Agreement; provided however, with respect to the BBH International Equity Fund, the Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense and subject to its supervision as it shall determine in order to assist it in carrying out this Agreement.
          (b) the Adviser shall use the same skill and care in the management of each Fund's portfolio as it uses in the administration of other accounts for which it has investment responsibility as agent;

           (c)  the Adviser, in the performance of its duties and
obligations  under this Agreement, shall act in  conformity  with
the   Investment  Company's  Declaration  of  Trust/Articles   of
Incorporation and By-Laws and the Prospectuses of the  Funds  and
with  the  instructions and directions of the  Directors  of  the
Investment  Company  and  will conform to  and  comply  with  the requirements of the 1940 Act and all other applicable federal and state  laws  and  regulations including, without limitation,  the regulations and rulings of the New York State Banking Department;
           (d)  the Adviser shall determine the securities to  be
purchased, sold or lent by the Funds and as agent for  the  Funds will effect portfolio transactions pursuant to its determinations either  directly with the issuer or with any broker and/or dealer in such securities; in placing orders with brokers and or dealers the  Adviser  intends  to  seek  best  price  and  execution  for purchases  and sales; the Adviser shall also make recommendations regarding whether or not the Funds shall enter into repurchase or
reverse   repurchase   agreements  and  interest   rate   futures
contracts.
On  occasions when the Adviser deems the purchase or  sale  of  a security to be in the best interest of the Funds as well as other
customers,   the  Adviser,  may,  to  the  extent  permitted   by
applicable  laws and regulations, but shall not be obligated  to, aggregate the securities to be so sold or purchased in  order  to obtain  the  best  execution and lower brokerage commissions,  if any.  In such event, allocation of the securities so purchased or sold,  as well as the expenses incurred in the transaction,  will be  made by the Adviser in the manner it considers to be the most equitable  and consistent with its fiduciary obligations  to  the
Funds and to such other customers;
           (e)  the Adviser shall maintain books and records with
respect to the Funds' securities transactions and shall render to the  Investment  Company's  Trustees such  periodic  and  special reports as the Trustees may reasonably request; and
           (f)  the investment management services of the Adviser
to the Funds under this Agreement are not to be deemed exclusive, and  the  Adviser  shall be free to render  similar  services  to others.
      3.   The Investment Company has delivered copies of each of
the  following documents to the Adviser and will promptly  notify and deliver to it all future amendments and supplements, if any:
           (a)  Declaration of Trust/Articles of Incorporation of
the  Investment Company and amendments thereto (such  Declaration of  Trust/Articles of Incorporation and amendments, as  presently in  effect  and  further amended from time to  time,  are  herein called the "Organizational Document");
           (b)   By-Laws of the Investment Company (such By-Laws,
as  presently  in effect and as amended from time  to  time,  are herein called the "By-Laws");
            (c)   Certified  resolutions  of  the  Board  of  the
Investment Company authorizing the appointment of the Adviser and approving the form of this Agreement;

          (d)  Registration Statement under the 1940 Act and the
Securities Act of 1933, as amended, on Form N-1A (the
"Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") relating to the Investment
Company and the Funds' shares, and all amendments thereto;

           (e)   Notification of Registration of  the  Investment
Company  under  the  1940  Act on Form N-8A  as  filed  with  the
Commission; and
           (f)   Prospectuses of the Funds (such prospectuses, as
presently  in effect and as amended or supplemented with  respect
to   the   Funds  from  time  to  time,  is  herein  called   the
"Prospectuses").
      4.    The  Adviser shall keep the Funds' books and  records
required to be maintained by it pursuant to paragraph 2(e).   The
Adviser agrees that all records which it maintains for each  Fund is the property of the Fund and it will promptly surrender any of
such  records to the Fund upon the Fund's request.   The  Adviser
further agrees to preserve for the periods prescribed by Rule 31a-
2  of  the Commission under the 1940 Act any such records as  are required  to  be  maintained by the Adviser with respect  to  the
Funds by Rule 31a-1 of the Commission under the 1940 Act.
      5.   During the term of this Agreement the Adviser will pay
all  expenses  incurred by it in connection with  its  activities under  this  Agreement  other than the  cost  of  securities  and
investments  purchased  for  the  Funds  (including   taxes   and
brokerage commissions, if any).
      6.    For  the  services provided and  the  expenses  borne
pursuant  to this Agreement, the Adviser will receive  from  each
Fund as full compensation therefore a fee as set forth on Exhibit
A  attached hereto.  This fee will be computed based on  the  net assets as of 4:00 P.M. New York time on each business and will be paid to the Adviser monthly during the succeeding calendar month.
In  the  event  the  expenses of any Fund  for  any  fiscal  year
(including  the  fees payable to the Adviser and  the  Investment
Company's  administrator  (the  "Administrator"),  but  excluding
interest,   taxes,  brokerage  commissions  and  litigation   and
indemnification  expenses  and other extraordinary  expenses  not incurred  in the ordinary course of such Fund's business)  exceed the  lowest  applicable  annual  expense  limitation  established pursuant  to  the statutes or regulations of any jurisdiction  in which  Shares of such Fund are then qualified for offer and sale, the compensation due to the Adviser hereunder will be reduced  by
50%  (or  100%  if  the  Investment  Company  does  not  have  an
Administrator)  of the amount of such excess, or if  such  excess expenses exceed the amount of the fees payable to the Adviser and the  Administrator, the Adviser shall reimburse such Fund for 50%
(or   100%   if   the  Investment  Company  does  not   have   an
Administrator) of the amount by which such expenses  exceed  such
fees.   Any reduction in the fee payable and any payment  by  the
Adviser  to  the  Funds  shall be made  monthly  and  subject  to readjustment during the year.
      7.    The  Adviser  shall not be liable for  any  error  of
judgment  or mistake of law or for any loss suffered by any  Fund in  connection with the matters to which this Agreement  relates, except  a  loss  resulting from a breach of fiduciary  duty  with respect  to  the receipt of compensation for services  (in  which case any award of damages shall be limited to the period and  the amount  set forth in Section 36(b)(3) of the 1940 Act) or a  loss resulting from willful misfeasance, bad faith or gross negligence on  its  part  in the performance of its duties or from  reckless disregard  by  it  of  its  obligations  and  duties  under  this
Agreement.
      8.    This Agreement shall continue in effect for two years
from  the  date  of its execution with respect to any  Fund,  and thereafter  only  so  long  as  its continuance  is  specifically approved at least annually in conformity with the requirements of the  1940  Act;  provided, however, that this  Agreement  may  be terminated with respect to any Fund by the Investment Company  at any  time,  without  the payment of any penalty,  by  vote  of  a majority  of all the Board of the Investment Company or by  "vote of  a  majority of the outstanding voting securities" of the Fund on  60  days written notice to the Adviser, or by the Adviser  at any  time, without the payment of any penalty, on 90 days written
notice   to   the   Investment  Company.   This  Agreement   will
automatically  and  immediately terminate in  the  event  of  its
"assignment".
      9.   The Adviser shall for all purposes herein be deemed to
be   an   independent  contractor  and  shall,  unless  otherwise
expressly  provided  herein or authorized by  the  Board  of  the
Investment  Company from time to time, have no authority  to  act for  or represent the Funds or the Investment Company in any  way or  otherwise  be deemed an agent of the Funds or the  Investment
Company.
      10.   This  Agreement  may be amended  by  mutual  consent,
provided that any material amendment hereto shall be approved (a)
by  vote  of  a  majority of those members of the  Board  of  the
Investment  Company  who are not parties  to  this  Agreement  or
"interested  persons" of any such party,  cast  in  person  at  a meeting  called for the purpose of voting on such amendment,  and
(b)  by "vote of a majority of the outstanding voting securities"
of the Funds.
      11.   As  used  in this Agreement, the terms  "assignment",
"interested  persons" and "vote of a majority of the  outstanding voting  securities"  shall  have the meanings  assigned  to  them respectively in the 1940 Act.
      12.  Notices of any kind to be given to the Adviser by  the
Investment Company shall be in writing and shall be duly given if mailed or delivered to the Adviser at 40 Broadway, New York,  New
York 10005, Attention: Treasurer, or at such other address or  to such other individual as shall be specified by the Adviser to the
Investment  Company.  Notices of any kind  to  be  given  to  the
Investment Company by the Adviser shall be in writing  and  shall be  duly  given if mailed or delivered to the Investment  Company
BBH  Trust  or  BBH  Fund,  Inc.  at  40  Water  Street,  Boston,
Massachusetts  02109,  and  to  BBH  Money  Market  Portfolio  at
Butterfield House, Fort Street, P.O. Box 705, George Town,  Grand
Cayman, BWUI, Attention:  Secretary, or at such other address  or to  such other individual as shall be specified by the Investment
Company to the Adviser.
      13.   The  Board  has  authorized  the  execution  of  this
Agreement  in  their  capacity  as  Trustees/Directors  and   not
individually, and the Adviser agrees that neither the  Investment
Company's  shareholders  nor  the  Trustees/Directors   nor   any
officer,  employee,  representative or agent  of  the  Investment
Company shall be personally liable upon, nor shall resort be  had to  their  private property for the satisfaction of,  obligations given,  executed or delivered on behalf of or by  the  Investment
Company,  that  the shareholders, Directors, Trustees,  officers, employees,  representatives and agents of the Investment  Company shall  not  be personally liable hereunder, and that the  Adviser shall  look solely to the property of the Investment Company  for the satisfaction of any claim hereunder.
      14.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original.
     15.  This  Agreement shall be governed by and  construed  in accordance with the laws of the State of New York.

      16.   The parties agree that the assets and liabilities  of
each  Fund  are  separate  and  distinct  from  the  assets   and
liabilities of each other Fund and that no Fund shall  be  liable or  shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

      IN  WITNESS  WHEREOF, the parties hereto have  caused  this
instrument   to  be  executed  by  their  officers  or   Partners
designated below on the day and year first above written.

BBH FUND, INC.                BROWN BROTHERS HARRIMAN & CO.
BBH TRUST
BBH MONEY MARKET PORTFOLIO


By:                           By:

Name:  Judith J. Mackin       Name:  Charles O. Izard
Title:  Vice President        Title:  Managing Director

                            EXHIBIT A
                             to the
                  Investment Advisory Contract


Each of the Funds shall pay to Adviser, for all services rendered to such Funds by Adviser hereunder, the fees set forth below.

BBH TRUST                           Annual     Effective
                                    Advisory   Date*
                                    Fee
BBH Tax-Exempt Money Fund           0.15%      February 9,
                                               1999
BBH Tax-Free Short-Intermediate     0.25%      June 9, 1992
Fixed Income Fund
BBH U.S. Treasury Money Fund        0.15%      February 12,
                                               1991

BBH Money Market Portfolio          0.10%      December 15,
                                               1993

BBH Fund, Inc.
BBH Broad Market Fixed Income Fund  0.20%      August 6,
                                               2002
BBH European Equity Fund            0.65%      August 6,
                                               2002
BBH Inflation-Indexed Securities    0.25%      August 6,
Fund                                           2002
BBH International Equity Fund       0.65%      August 6,
                                               2002
BBH Pacific Basin Equity Fund       0.65%      August 6,
                                               2002
BBH Tax-Efficient Equity Fund       0.65%      August 6,
                                               2002
*Effective date of the Contract with respect to each Fund.




SUB-ITEM 77Q1(iii):  Exhibits





                     SUB-ADVISORY AGREEMENT

     AGREEMENT, is made as of January 12, 2004, between BROWN
BROTHERS HARRIMAN & CO., a New York limited partnership (the
"Adviser") and Walter Scott & Partners Limited ("Sub-Adviser").
This Agreement was initially effective with respect to each Fund on the date set forth on Exhibit A (the "Fund" or Funds").

     WHEREAS, the Adviser has entered into an Investment Advisory
Agreement, amended and restated as of August 4, 2003 ("Advisory
Agreement"), with BBH Fund, Inc. (the "Investment Company") an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act") and of which each Fund is a series thereof;

     WHEREAS, the Investment Company offers for public sale distinct series of shares of beneficial interest of the Funds;
and

     WHEREAS, under the Advisory Agreement, the Adviser has agreed to provide certain investment advisory services to the Funds; and

     WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties as investment adviser thereunder to a sub-adviser; and

     WHEREAS, the Sub-Adviser is willing to furnish such services

      NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. The Adviser hereby appoints the Sub-Adviser to act as investment sub-adviser to the Funds for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

       2.    Subject  to  the  general  supervision  of  (1)  the
Trustees/Directors of the Investment Company (the  "Board"),  and
(2)  the  Adviser,  the Sub-Adviser shall manage  the  investment operations  and the composition of the portfolios  of  securities and investments with respect to that portion of the Funds' assets allocated to the Sub-Adviser from time to time by the Adviser  in its  sole  discretion, including cash, ("Assets"), the  purchase,
retention   and  disposition  thereof  and  agreements   relating
thereto,  in accordance with the Funds' investment objective  and policies as stated in the Prospectuses (as defined in paragraph 3 of this Agreement) and subject to the following understandings:

            (a) the Sub-Adviser shall furnish a continuous investment program for the Assets of each Fund's portfolio and determine from time to time which investments or securities will be purchased, retained, sold or lent by the Funds, and which portion of the assets will be invested or held uninvested as cash and shall communicate in a timely manner all such transactions to the Funds' portfolio accountant, the Advisor and custodian or such depositories or agent designated by the Fund or the Advisor.
The Sub-Advisor shall not deviate from such investment program and any guidelines provided by the Advisor without the prior written consent of the Advisor and the Board of the Investment
Company;

          (b) the Sub-Adviser shall use the same skill and care in the management of each Fund's portfolio as it uses in the investment management of accounts for which it has investment responsibility as agent;

           (c) the Sub-Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Investment Company's Declaration of Trust/Articles of Incorporation and By-Laws and the Prospectuses of the Funds and with the written instructions and directions of the Board and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

           (d)  the Sub-Adviser shall determine the Assets to  be
purchased, sold or lent by the Funds and as agent for  the  Funds will effect portfolio transactions pursuant to its determinations either  directly with the issuer or with any broker and/or dealer in such securities; in placing orders with brokers and or dealers the  Sub-Adviser  intends to seek best price  and  execution  for
purchases   and   sales;   the  Sub-Adviser   shall   also   make
recommendations  regarding whether or not the Funds  shall  enter into  repurchase  or reverse repurchase agreements  and  interest rate futures contracts;

           (e) unless the Advisor advised the Sub-Advisor in writing that the right to vote proxies has been expressly reserved to the Advisor or the Fund or otherwise delegated to another party, the Sub-Advisor shall exercise voting rights incident to any securities held without consultation with the Advisor or the Fund. The Sub-Advisor shall also respond to all corporate action matters incident to the securities held for any Fund.

On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Funds as well as other customers, the Sub-Adviser, may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other customers;

           (f) the Sub-Adviser shall maintain books and records with respect to the Funds' securities transactions and shall render to the Board and the Advisor such periodic and special reports as the Board may reasonably request;

           (g)  the Sub-Adviser shall assist the Adviser and  the
Funds'   Administrator  with  the  fair  valuation  of  portfolio
securities  as necessary and shall be responsible for identifying the  need  to fairly value securities that are traded in  markets that  close prior to the time the Fund calculates its  net  asset value; and

           (h)   the  investment management services of the  Sub-
Adviser to the Funds under this Agreement are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others.

      3. The Adviser has delivered copies of each of the following documents to the Sub-Adviser and will promptly notify and deliver to it all future amendments and supplements, if any:

           (a) Declaration of Trust/Articles of Incorporation of the Investment Company and amendments thereto (such Declaration of Trust/Articles of Incorporation and amendments, as presently in effect and further amended from time to time, are herein called the "Organizational Document");

                (b)  By-Laws of the Investment Company (such  By-
Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws");

          (c) Certified resolutions of the Board authorizing the appointment of the Sub-Adviser and approving the form of this Agreement;

          (d)  Registration Statement under the 1940 Act and the
Securities Act of 1933, as amended, on Form N-1A (the
"Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") relating to the Investment
Company and the Funds' shares, and all amendments thereto;

           (e)   Notification of Registration of  the  Investment
Company under the 1940 Act on Form N-8A as filed with the Commission; and

           (f)   Prospectuses of the Funds (such prospectuses, as
presently  in effect and as amended or supplemented with  respect
to   the   Funds  from  time  to  time,  is  herein  called   the
"Prospectuses").

     4.   The Sub-Adviser shall keep the Funds' books and records
required  to  be  maintained  by it pursuant  to  paragraph  2(e)
hereof.   The  Sub-Adviser  agrees  that  all  records  which  it
maintains for each Fund is the property of the Fund and  it  will promptly  surrender  any of such records to  the  Fund  upon  the
Fund's  request.  The Sub-Adviser further agrees to preserve  for the  periods prescribed by Rule 31a-2 of the Commission under the
1940 Act any such records as are required to be maintained by the
Adviser with respect to the Funds by Rule 31a-1 of the Commission under  the  1940 Act.  The Sub-Advisor will provide the  auditors and inspectors of any Fund and the Advisor with reasonable access to  any  such  books  and records of the Funds  during  the  Sub-
Advisor's normal business hours.

      5.   During the term of this Agreement the Sub-Adviser will
pay all expenses incurred by it in connection with its activities under  this  Agreement  other than the  cost  of  securities  and
investments  purchased  for  the  Funds  (including   taxes   and
brokerage commissions, if any).

     6.   For the services provided and the expenses borne pursuant to this Agreement, the Adviser, not the Funds, will pay the Sub-
          Adviser as full compensation therefor a fee as set forth on
          Exhibit A attached hereto.  This fee will be computed based on the net asset value of the Assets allocated to the Sub-Adviser as of 4:00 P.M. New York time on each business day within each month and will be paid to the Sub-Adviser monthly during the succeeding calendar month.
      7.    The Sub-Adviser shall not be liable for any error  of
judgment  or mistake of law or for any loss suffered by any  Fund or  the  Advisor  in connection with the matters  to  which  this
Agreement  relates,  except  a  loss,  damage,  cost  or  expense resulting  from  a breach of fiduciary duty with respect  to  the receipt of compensation for services (in which case any award  of damages  shall be limited to the period and the amount set  forth in  Section 36(b)(3) of the 1940 Act) or a loss, damage, cost  or
expense   resulting  from  willful  misfeasance,  bad  faith   or
negligence on its part in the performance of its duties  or  from reckless disregard by it of its obligations and duties under this
Agreement.   Accordingly, the Sub-Advisor hereby indemnifies  and
holds  the  Fund and the Advisor harmless from any and  all  such losses,  damages, costs or expenses incurred by the  Fund  and/or the  Advisor arising out of or in connection with the performance of  the  Sub-Advisor hereunder.  The provisions of the  foregoing sentence shall survive the termination of this Agreement.

     8. The Sub-Advisor acknowledges that all information and documents disclosed by the Advisor to the Sub-Advisor, or which come to the Sub-Advisor's attention during the course of its performance under this Agreement, constitute valuable assets of and are proprietary to the Advisor, and the Sub-Advisor also acknowledges that the Advisor has a responsibility to its customers and employees to keep the Advisor's records and information confidential and proprietary. Therefore, the Sub-
Advisor agrees not to disclose, either directly or indirectly, to any person, firm or corporation information of any kind, nature or description concerning matters affecting or relating to the business of the Advisor unless the information is already in the public domain. This provision shall survive termination of this Agreement.

     9. The Sub-Adviser agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of the Sub-Advisor's business activities.

      10.   This Agreement shall continue in effect for two years
from  the  date  of its execution with respect to any  Fund,  and thereafter  only  so  long  as  its continuance  is  specifically approved at least annually in conformity with the requirements of the  1940  Act;  provided, however, that this  Agreement  may  be terminated with respect to any Fund (i) at any time, without  the payment of any penalty, by vote of a majority of all the Board of the  Investment  Company  or  by  "vote  of  a  majority  of  the outstanding  voting securities" of the Fund on  60  days  written notice  to  the  Sub-Adviser, or (ii) by the Sub-Adviser  at  any
time,  without  the payment of any penalty, on  90  days  written notice to the Adviser or (iii) immediately, if, in the reasonable judgment  of  the  Adviser,  the Sub-Adviser  becomes  unable  to discharge  its  duties  and  obligations  under  this  Agreement, including circumstances such as financial insolvency of the  Sub-
Adviser  or  other circumstances that could adversely affect  the
Funds.    This   Agreement  will  automatically  and  immediately
terminate in the event of its "assignment" or delegation  by  the
Sub-Adviser of any of its responsibilities hereunder.

     11. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of the Investment Company from time to time, have no authority to act for or represent the Funds, the Investment Company or the Advisor in any way or otherwise be deemed an agent of the Funds, the Investment Company or the Advisor.

      12. This Agreement may be amended by mutual consent, provided that any material amendment hereto shall be approved (a) by vote of a majority of those members of the Board of the Investment Company who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and
(b) by "vote of a majority of the outstanding voting securities" of the Funds.

      13. As used in this Agreement, the terms "assignment", "interested persons" and "vote of a majority of the outstanding voting securities" shall have the meanings assigned to them respectively in the 1940 Act.

      14.  Notices of any kind to be given to the Adviser by  the
Sub-Adviser shall be in writing and shall be duly given if mailed or  delivered to the Adviser at 140 Broadway, New York, New  York
10005, Attention: Treasurer, or at such other address or to  such other individual as shall be specified by the Adviser to the Sub-
Adviser.   Notices of any kind to be given to the Sub-Adviser  by
the Adviser shall be in writing and shall be duly given if mailed
or   delivered  to  the  Sub-Adviser  at  One  Charlotte  Square,
Edinburgh   EH2  4DZ,  Scotland  Attention:  Alistair  Lyon-Dean,
Company  Secretary, or at such other address  or  to  such  other individual  as  shall  be  specified by the  Sub-Adviser  to  the
Adviser.

     15.  The Adviser represents, warrants and agrees as follows:

          (a) The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 ("Advisers
Act"); and

          (b) The Advisory Agreement permits the Adviser to delegate certain of its duties as investment adviser thereunder to a sub-adviser.

     16. The Sub-Adviser represents, warrants and agrees as follows:

(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; (v) will promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (vi) is not presently under investigation by any regulatory agency and does not know of any pending or anticipated investigation or litigation by any such regulatory agency.

          (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser and the Board with a copy of such code of ethics, together with evidence of its adoption.
Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to the Adviser that the Sub-Adviser has complied with the requirements of Rule
17j-1 during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the reasonable written request of the Adviser, the Sub-Adviser shall permit the Adviser, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and all other records relevant to the Sub-Adviser's code of ethics.

          (c) The Sub-Adviser has provided the Adviser with a copy of its Form ADV, which as of the date of this Contract is its Form ADV most recently filed with the Commission and will furnish a copy of all amendments to the Adviser at least annually.

          (d) The Sub-Adviser will notify the Adviser of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Funds or senior management of the Sub-Adviser, in each case prior to, or promptly after, such change.

          (e) The Sub-Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Investment Company, the Funds, the Adviser or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Adviser.

          (f) The Adviser acknowledges that the Sub-Adviser is regulated in the conduct of its investment business in the United
Kingdom by the Financial Services Authority (FSA) and that under the regulations of the FSA the Sub-Adviser shall classify the Adviser as an "Intermediate Customer".

     17. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.
Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement in any other jurisdiction.

     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and together with the other agreements and documents referenced herein, shall constitute the entire agreement of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers or Partners designated below on the day and year first above written.

WALTER SCOTT & PARTNERS LIMITED   BROWN BROTHERS HARRIMAN & CO.

By:  /s/ Alan McFarlane           By:  /s/ Charles O. Izard
Name:  Alan McFarlane             Name: Charles O. Izard
Title:  Managing Director          Title:  Partner
                            EXHIBIT A
                             to the
                      Sub-Advisory Contract


The Adviser shall pay to Sub-Adviser, for all services rendered by Sub-Adviser hereunder, the fees set forth below.

BBH Fund, Inc.                 Fees shall be 0.55% per annum on
BBH International Equity Fund  "Combined Assets" up to
                               $250,000,000, and 0.35% per
                               annum on "Combined Assets" over
                               $250,000,000.
                               The fee will be calculated on
                               daily net assets (after fund
                               expenses) and paid quarterly.
                               "Combined Assets" equals the net
                               assets of the Fund plus the net
                               assets of other client accounts
                               of the Adviser that are managed
                               by the Sub-Adviser.








SUB-ITEM 77Q1(iv):  Exhibits





                     SUB-ADVISORY AGREEMENT

     AGREEMENT, is made as of January 12, 2004, between BROWN
BROTHERS HARRIMAN & CO., a New York limited partnership (the
"Adviser") and Delaware International Advisers Ltd. ("Sub-
Adviser"). This Agreement was initially effective with respect to each Fund on the date set forth on Exhibit A (the "Fund" or Funds").
     WHEREAS, the Adviser has entered into an Investment Advisory
Agreement, amended and restated as of August 4, 2003 ("Advisory
Agreement"), with BBH Fund, Inc. (the "Investment Company") an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act") and of which each Fund is a series thereof;
     WHEREAS, the Investment Company offers for public sale distinct series of shares of beneficial interest of the Funds;
and

     WHEREAS, under the Advisory Agreement, the Adviser has agreed to provide certain investment advisory services to the Funds; and

     WHEREAS, the Advisory Agreement permits the Adviser to
delegate certain of its duties as investment adviser thereunder to a sub-adviser; and
     WHEREAS, the Sub-Adviser is willing to furnish such
services.
      NOW, THEREFORE, in consideration of the premises and mutual promises  hereinafter  set forth, the  parties  hereto  agree  as follows:
     1.    The Adviser hereby appoints the Sub-Adviser to act as
investment sub-adviser to the Funds for the period and on the terms set forth in this Agreement.  The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
       2.    Subject  to  the  general  supervision  of  (1)  the
Trustees/Directors of the Investment Company (the  "Board"),  and
(2)  the  Adviser,  the Sub-Adviser shall manage  the  investment operations  and the composition of the portfolios  of  securities and investments with respect to that portion of the Funds' assets allocated to the Sub-Adviser from time to time by the Adviser  in its  sole  discretion, including cash ("Assets"),  the  purchase,
retention   and  disposition  thereof  and  agreements   relating
thereto,  in accordance with the Funds' investment objective  and policies as stated in the Prospectuses (as defined in paragraph 3 of this Agreement) and subject to the following understandings:
            (a)   the  Sub-Adviser  shall  furnish  a  continuous
investment  program for the Assets of each Fund's  portfolio  and determine from time to time which investments or securities  will be  purchased,  retained, sold or lent by the  Funds,  and  which portion of the assets will be invested or held uninvested as cash and shall communicate in a timely manner all such transactions to the  Funds'  portfolio accountant, the Advisor and  custodian  or such depositories or agent designated by the Fund or the Advisor.
The  Sub-Advisor  shall not deviate from such investment  program and  any  guidelines provided by the Advisor  without  the  prior written  consent of the Advisor and the Board of  the  Investment
Company;
          (b)  the Sub-Adviser shall use the same skill and care
in the management of each Fund's portfolio as it uses in the investment management of other accounts for which it has
investment responsibility as agent;

           (c)  the Sub-Adviser, in the performance of its duties
and  obligations  under this Agreement, shall act  in  conformity with  the  Investment Company's Declaration of Trust/Articles  of
Incorporation and By-Laws and the Prospectuses of the  Funds  and
with  the  instructions  and directions of  the  Board  and  will conform  to and comply with the requirements of the 1940 Act  and all  other  applicable  federal and state laws  and  regulations,
provided   such  documents  and  amendments  thereto  have   been
delivered to the Sub-Adviser in accordance with Section 3 below;
           (d)  the Sub-Adviser shall determine the Assets to  be
purchased, sold or lent by the Funds and as agent for  the  Funds will effect portfolio transactions pursuant to its determinations either  directly with the issuer or with any broker and/or dealer in such securities; in placing orders with brokers and or dealers the  Sub-Adviser  intends to seek best price  and  execution  for
purchases   and   sales;   the  Sub-Adviser   shall   also   make
recommendations  regarding whether or not the Funds  shall  enter into  repurchase  or reverse repurchase agreements  and  interest rate futures contracts.
           (e)   unless  the Advisor advised the  Sub-Advisor  in
writing  that  the  right  to  vote proxies  has  been  expressly reserved  to  the Advisor or the Fund or otherwise  delegated  to another  party, the Sub-Advisor shall be authorized  to  exercise
voting   rights   incident   to  any  securities   held   without
consultation with the Advisor or the Fund.  The Sub-Advisor shall also  be  authorized to respond to all corporate  action  matters incident to the securities held for any Fund.
On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Funds as well as other customers,  the  Sub-Adviser, may, to  the  extent  permitted  by applicable  laws and regulations, but shall not be obligated  to, aggregate the securities to be so sold or purchased in  order  to obtain  the  best  execution and lower brokerage commissions,  if any.  In such event, allocation of the securities so purchased or sold,  as well as the expenses incurred in the transaction,  will be  made by the Sub-Adviser in the manner it considers to be  the most  equitable and consistent with its fiduciary obligations  to the Funds and to such other customers;
           (f)   the Sub-Adviser shall maintain books and records
with  respect  to  the Funds' securities transactions  and  shall render  to  the Board and the Advisor such periodic  and  special reports as the Board may reasonably request;
           (g)  the Sub-Adviser shall assist the Adviser and  the
Funds'   Administrator  with  the  fair  valuation  of  portfolio
securities  as necessary and shall be responsible for identifying the  need  to fairly value securities that are traded in  markets that  close prior to the time the Fund calculates its  net  asset value; and
           (h)   the  investment management services of the  Sub-
Adviser  to the Funds under this Agreement are not to  be  deemed exclusive,  and  the Sub-Adviser shall be free to render  similar services to others.
      3.    The  Adviser  has delivered copies  of  each  of  the
following  documents to the Sub-Adviser and will promptly  notify and deliver to it all future amendments and supplements, if any:
           (a)  Declaration of Trust/Articles of Incorporation of
the  Investment Company and amendments thereto (such  Declaration of  Trust/Articles of Incorporation and amendments, as  presently in  effect  and  further amended from time to  time,  are  herein called the "Organizational Document");
                (b)  By-Laws of the Investment Company (such  By-
Laws,  as  presently in effect and as amended from time to  time, are herein called the "By-Laws");
          (c)  Certified resolutions of the Board authorizing the
appointment  of the Sub-Adviser and approving the  form  of  this
Agreement;
          (d)  Registration Statement under the 1940 Act and the
Securities Act of 1933, as amended, on Form N-1A (the
"Registration Statement") as filed with the Securities and
Exchange Commission (the "Commission") relating to the Investment
Company and the Funds' shares, and all amendments thereto;

           (e)   Notification of Registration of  the  Investment
Company  under  the  1940  Act on Form N-8A  as  filed  with  the
Commission; and
           (f)   Prospectuses of the Funds (such prospectuses, as
presently  in effect and as amended or supplemented with  respect
to   the   Funds  from  time  to  time,  is  herein  called   the
"Prospectuses").
     4.   The Sub-Adviser shall keep the Funds' books and records
required  to  be  maintained  by it pursuant  to  paragraph  2(e)
hereof.   The  Sub-Adviser  agrees  that  all  records  which  it
maintains for each Fund is the property of the Fund and  it  will promptly  surrender  any of such records to  the  Fund  upon  the
Fund's  request,  provided that the Sub-Adviser is  permitted  to retain  copies  of any records required for regulatory  purposes.
The  Sub-Adviser  further  agrees to  preserve  for  the  periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Adviser with respect  to the Funds by Rule 31a-1 of the Commission  under  the
1940   Act.  The  Sub-Advisor  will  provide  the  auditors   and
inspectors of any Fund and the Advisor with reasonable access  to any  such books and records of the Funds during the Sub-Advisor's normal business hours.
      5.   During the term of this Agreement the Sub-Adviser will
pay all expenses incurred by it in connection with its activities under  this  Agreement  other than the  cost  of  securities  and investments  purchased for the Funds.  The Sub-Adviser  will  not pay taxes, custody fees and/or brokerage commissions, if any.
      6.    For  the  services provided and  the  expenses  borne
pursuant to this Agreement, the Adviser, not the Funds, will  pay the  Sub-Adviser as full compensation therefor a fee as set forth on Exhibit A attached hereto.  This fee will be computed based on the net asset value of the Assets allocated to the Sub-Adviser as of 4:00 P.M. New York time on each business day within each month and will be paid to the Sub-Adviser monthly during the succeeding calendar month.
      7.    The Sub-Adviser shall not be liable for any error  of
judgment  or mistake of law or for any loss suffered by any  Fund or  the  Advisor  in connection with the matters  to  which  this
Agreement  relates,  except  a  loss,  damage,  cost  or  expense directly  arising from a breach of fiduciary duty  owed  to  Fund shareholders  as  a result of this Agreement or a  loss,  damage, cost or expense resulting from willful misfeasance, bad faith  or gross negligence on its part in the performance of its duties  or from reckless disregard by it of its obligations and duties under this  Agreement.  The provisions of the foregoing sentence  shall survive the termination of this Agreement.
     8.   The Sub-Advisor acknowledges that all information and
documents disclosed by the Advisor to the Sub-Advisor, or which come to the Sub-Advisor's attention during the course of its performance under this Agreement, constitute valuable assets of and are proprietary to the Advisor, and the Sub-Advisor also acknowledges that the Advisor has a responsibility to its
customers and employees to keep the Advisor's records and
information confidential and proprietary.  Therefore, the Sub-
Advisor agrees not to disclose, either directly or indirectly, to any person, firm or corporation information of any kind, nature or description concerning matters affecting or relating to the business of the Advisor unless the information is already in the public domain.  Notwithstanding the foregoing, provided, however, the Sub-Adviser may use the Fund's performance in calculating composites, may give the Fund's and the Investment Company's names to brokers and other third parties providing services to the Fund, and may identify the Fund and/or Investment Company on the Sub-Adviser's client list.  This provision shall survive termination of this Agreement.
     9.   The Sub-Adviser agrees to maintain errors and omissions
or professional liability insurance coverage in an amount that is reasonable  in light of the nature and scope of the Sub-Advisor's business activities.
      10.   This Agreement shall continue in effect for two years
from  the  date  of its execution with respect to any  Fund,  and thereafter  only  so  long  as  its continuance  is  specifically approved at least annually in conformity with the requirements of the  1940  Act;  provided, however, that this  Agreement  may  be terminated with respect to any Fund (i) at any time, without  the payment of any penalty, by vote of a majority of all the Board of the  Investment  Company  or  by  "vote  of  a  majority  of  the outstanding  voting securities" of the Fund on  60  days  written notice  to  the  Sub-Adviser, or (ii) by the Sub-Adviser  at  any
time,  without  the payment of any penalty, on  90  days  written notice to the Adviser or (iii) immediately, if, in the reasonable judgment  of  the  Adviser,  the Sub-Adviser  becomes  unable  to discharge  its  duties  and  obligations  under  this  Agreement, including circumstances such as financial insolvency of the  Sub-
Adviser  or  other circumstances that could adversely affect  the
Funds.    This   Agreement  will  automatically  and  immediately
terminate in the event of its "assignment" or delegation  by  the
Sub-Adviser of any of its responsibilities hereunder.
     11.  The Sub-Adviser shall for all purposes herein be deemed to  be  an  independent  contractor and shall,  unless  otherwise expressly  provided  herein or authorized by  the  Board  of  the
Investment  Company from time to time, have no authority  to  act for  or  represent  the Funds or the Investment  Company  or  the
Advisor  in any way or otherwise be deemed an agent of the  Funds or the Investment Company or the Advisor.
      12.   This  Agreement  may be amended  by  mutual  consent,
provided that any material amendment hereto shall be approved (a)
by  vote  of  a  majority of those members of the  Board  of  the
Investment  Company  who are not parties  to  this  Agreement  or
"interested  persons" of any such party,  cast  in  person  at  a meeting  called for the purpose of voting on such amendment,  and
(b)  by "vote of a majority of the outstanding voting securities"
of the Funds.
      13.   As  used  in this Agreement, the terms  "assignment",
"interested  persons" and "vote of a majority of the  outstanding voting  securities"  shall  have the meanings  assigned  to  them respectively in the 1940 Act.
      14.  Notices of any kind to be given to the Adviser by  the
Sub-Adviser shall be in writing and shall be duly given if mailed or  delivered to the Adviser at 140 Broadway, New York, New  York
10005, Attention: Treasurer, or at such other address or to  such other individual as shall be specified by the Adviser to the Sub-
Adviser.   Notices of any kind to be given to the Sub-Adviser  by
the Adviser shall be in writing and shall be duly given if mailed
or   delivered  to  the  Sub-Adviser  at  Delaware  International
Advisers Ltd., 80 Cheapside, 3rd Floor, London, EC2V 6EE, England
Attention:  David  G.  Tilles, with a copy  to  General  Counsel,
Delaware  Investments, One Commerce Square, 2005  Market  Street,
Philadelphia, PA 19103-3682, or at such other address or to  such other individual as shall be specified by the Sub-Adviser to  the
Adviser.
     15.       The Adviser represents, warrants and agrees as
follows:
          (a)  The Adviser is  registered as an investment adviser under the Investment Advisers Act of 1940 ("Advisers Act"); and

          (b) The Advisory Agreement permits the Adviser to delegate certain of its duties as investment adviser thereunder to a sub-adviser.

     16. The Sub-Adviser represents, warrants and agrees as follows:
(b) (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement;
     (iv) has the authority to enter into and perform the services contemplated by this Agreement; (v) will promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (vi) is not presently under investigation by any regulatory agency and does not know of any pending or anticipated investigation or litigation by any such regulatory agency.
          (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser and the Board with a copy of such code of ethics, together with evidence of its adoption.
Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to the Adviser that the Sub-Adviser has complied with the requirements of Rule
17j-1 during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the reasonable written request of the Adviser, the Sub-Adviser shall permit the Adviser, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and all other records relevant to the Sub-Adviser's code of ethics.
          (c) The Sub-Adviser has provided the Adviser with a copy of its Form ADV, which as of the date of this Contract is its Form ADV most recently filed with the Commission and will furnish a copy of all amendments to the Adviser at least annually.

          (d) The Sub-Adviser will notify the Adviser of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Funds or senior management of the Sub-Adviser, in each case prior to, or promptly after, such change.

          (e)  Except as stated in Section 8 of this Agreement, the Sub-
               Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Investment Company, the Funds, the Adviser or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Adviser.

     17. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.
Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement in any other jurisdiction.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and together with the other agreements and documents referenced herein, shall constitute the entire agreement of the parties hereto.
     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers or Partners designated below on the day and year first above written.

DELAWARE INTERNATIONAL        BROWN BROTHERS HARRIMAN & CO.
ADVISER LTD.


By:  /s/ David G. Tilles      By:  /s/ Charles O. Izard
Name: David G. Tilles         Name: Charles O. Izard
Title: Managing Director      Title:  Managing Director

                            EXHIBIT A
                             to the
  SUB-ADVISORY AGREEMENT dated as of January 12, 2004, between
BROWN BROTHERS HARRIMAN & CO. and Delaware International Advisers
                               Ltd
As compensation for its services hereunder, the Sub-Adviser shall receive a fee determined on the dates and in the manner hereinafter set forth.
The following annual rates, exclusive of Value Added Tax, if applicable, shall apply to the BBH International Equity Fund (the
"Fund") assets, as described below:

          Market Value of               Fee as Percentage of
          Fund Assets                   Market Value of Fund
          Assets
          First $50 Million             0.50%
          Next $50 Million              0.35%
          Thereafter                    0.30%

Subject to maintaining BBH assets under management of at least
$100 million with the Sub-Adviser.

For purposes of applying the fee schedule, the market value shall be determined based on daily net assets (after fund expenses) during the term of this Agreement and as of the date of termination of this Agreement. The fee stated above shall be applied to such market value. The fee shall be invoiced for the calendar quarter then ended as soon as the amount thereof shall be determined and shall be payable in accordance with the terms of the invoice. The Investment Adviser shall calculate the fees due and notify the Sub-Adviser accordingly. The Sub-Adviser reserves the right to discuss the fees and manner of calculation with the Investment Adviser.


Initial:


/s/ CI
Investment Advisor



/s/ DT
                           Sub-Advisor

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